Exhibit 99.1
Vail Resorts Contacts:
Investor Relations: Bo Heitz, (303) 404-1800, InvestorRelations@vailresorts.com
Media: Sara Olson, (303) 404-6497, News@vailresorts.com
Vail Resorts Provides Update on Season Pass Plans for the 2020/2021 North American Ski Season
BROOMFIELD, Colo. - April 27, 2020 - Vail Resorts, Inc. (NYSE: MTN) today announced updates to its season pass program for the 2020/2021 North American ski season.
Rob Katz, Chief Executive Officer, said, “Following the difficult decision to close our North American mountain resorts as a result of the unprecedented circumstances surrounding COVID-19, we have been developing a comprehensive plan to address our pass holders’ concerns about the early closure this past season and provide improved coverage for the future. We are committed to providing the best passes in the ski industry and are focused on both honoring the loyalty of our guests and providing peace of mind for next season.
“To address last season, we are providing credits to 2019/2020 season pass holders to apply toward the purchase of a 2020/2021 season pass. Season pass holders will receive a minimum credit of 20% toward next season’s pass. For season pass holders who used their pass less than five days, they will be eligible for higher credits up to a maximum of 80% for season pass holders who did not use their season pass at all. For Epic Day Pass, Edge Card and other frequency based products with unused days remaining, we will be offering credits for each unused day up to a maximum of an 80% credit. The credits will be available for our pass holders who purchase 2020/2021 passes by September 7, 2020.
“Looking ahead to the 2020/2021 North American ski season, we fully expect that we will all be enjoying a great ski and ride season, but we also understand that many pass holders are nervous about the future given the current uncertainty. As a result, we are redefining how we will protect season passes through the launch of ‘Epic Coverage’. Epic Coverage is free for all pass holders and completely replaces the need to purchase pass insurance. Epic Coverage provides refunds in the unlikely event of certain resort closures (i.e. for COVID-19), giving pass holders a refund for any portion of the season that is lost. Additionally, Epic Coverage provides a refund for personal circumstances covered by our pass insurance for eligible injuries, job losses and many other personal events. In addition to these changes, in order to give our pass holders the time they need to make decisions regarding next season, we are extending the deadline for pass holders to receive spring benefits (including Buddy Tickets) until September 7, 2020, and we are extending the period for pass holders to lock in their purchase with only $49 down for the next few months.
“As a result of the early closure this season and the meaningful credits we are offering to 2019/2020 season pass holders, we will be delaying the recognition of approximately $118 million of our deferred season pass revenue, as well as approximately $3 million of related deferred costs, that would have been recognized in the remainder of fiscal 2020 and will now be recognized in the second and third quarters of fiscal 2021. This will result in a reduction in lift revenue and Resort Reported EBITDA in fiscal 2020 of approximately $118 million and approximately $115 million, respectively, which is incremental to the negative impact previously disclosed on March 18, 2020. Fiscal 2021 lift revenue will increase by approximately $118 million, partially or fully offsetting the negative impact of the credits being offered to pass holders, depending upon the final usage of such credits towards the purchase of 2020/2021 season passes, and fiscal 2021 Resort Reported EBITDA will increase by approximately $115 million.
“Our advanced commitment products continue to be our primary focus by delivering value to our guests, resulting in increased guest return rates and guest satisfaction to drive the long-term stability and growth of our business. As we look further into the future, we are well positioned to navigate these challenging times and emerge with significant strength due to our outstanding owned and operated network of destination, regional and local resorts, the stability, loyalty and value offered through our advanced commitment pass products, and our new Epic Coverage and Epic Mountain Rewards programs. We are grateful for the continued commitment of our employees, our community partners and our guests in this challenging environment and look forward to safely getting back to the mountains next season.”
About Vail Resorts, Inc. (NYSE: MTN)
Vail Resorts, Inc., through its subsidiaries, is the leading global mountain resort operator. Vail Resorts’ subsidiaries operate 37 destination mountain resorts and regional ski areas, including Vail, Beaver Creek, Breckenridge, Keystone and Crested Butte in Colorado; Park City in Utah; Heavenly, Northstar and Kirkwood in the Lake Tahoe area of California and Nevada; Whistler Blackcomb in British Columbia, Canada; Perisher, Falls Creek and Hotham in Australia; Stowe, Mount Snow, Okemo in Vermont; Hunter Mountain in New York; Mount Sunapee, Attitash, Wildcat and Crotched in New Hampshire; Stevens Pass in Washington; Liberty, Roundtop, Whitetail, Jack Frost and Big Boulder in Pennsylvania; Alpine Valley, Boston Mills, Brandywine and Mad River in Ohio; Hidden Valley and Snow Creek in Missouri; Wilmot in Wisconsin; Afton Alps in Minnesota; Mt. Brighton in Michigan; and Paoli Peaks in Indiana. Vail Resorts owns and/or manages a collection of casually elegant hotels under the RockResorts brand, as well as the Grand Teton Lodge Company in Jackson Hole, Wyoming. Vail Resorts Development Company is the real estate planning and development subsidiary of Vail Resorts, Inc. Vail Resorts is a publicly held company traded on the

New York Stock Exchange (NYSE: MTN). The Vail Resorts company website is www.vailresorts.com and consumer website is www.snow.com.
Forward-Looking Statements
Certain statements discussed in this press release, other than statements of historical information, are forward-looking statements within the meaning of the federal securities laws, including our expectations regarding our fiscal 2020 lift revenue and Resort Reported EBITDA and our fiscal 2021 lift revenue and Resort Reported EBITDA; and our expectations regarding the 2020/2021 North American ski season. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. All forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected. Such risks and uncertainties include but are not limited to the ultimate duration of COVID-19 and its short-term and long-term impacts on consumer behaviors, the economy generally and our business and results of operations; prolonged weakness in general economic conditions, including adverse effects on the overall travel and leisure related industries; willingness or ability of our guests to travel due to terrorism, the uncertainty of military conflicts or outbreaks of contagious diseases (such as the current outbreak of COVID-19), and the cost and availability of travel options and changing consumer preferences; unfavorable weather conditions or the impact of natural disasters; risks related to our reliance on information technology, including our failure to maintain the integrity of our customer or employee data and our ability to adapt to technological developments or industry trends; risks related to cyber-attacks; the seasonality of our business combined with adverse events that occur during our peak operating periods; competition in our mountain and lodging businesses; high fixed cost structure of our business; our ability to fund resort capital expenditures; risks related to a disruption in our water supply that would impact our snowmaking capabilities and operations; our reliance on government permits or approvals for our use of public land or to make operational and capital improvements; risks associated with obtaining governmental or third party approvals; risks related to federal, state, local and foreign government laws, rules and regulations; risks related to changes in security and privacy laws and regulations which could increase our operating costs and adversely affect our ability to market our products and services effectively; risks related to our workforce, including increased labor costs; loss of key personnel and our ability to hire and retain a sufficient seasonal workforce; adverse consequences of current or future legal claims; a deterioration in the quality or reputation of our brands, including our ability to protect our intellectual property and the risk of accidents at our mountain resorts; our ability to successfully integrate acquired businesses, or that acquired businesses may fail to perform in accordance with expectations, including Falls Creek, Hotham, Peak Resorts or future acquisitions; our ability to satisfy the requirements of Section 404 of the Sarbanes-Oxley Act of 2002, with respect to acquired businesses; risks associated with international operations; fluctuations in foreign currency exchange rates where the Company has foreign currency exposure, primarily the Canadian and Australian dollars; changes in accounting judgments and estimates, accounting principles, policies or guidelines or adverse determinations by taxing authorities as well as risks associated with uncertainty of the impact of tax reform legislation in the United States; a materially adverse change in our financial condition; and other risks detailed in the Company’s filings with the Securities and Exchange Commission, including the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the fiscal year ended July 31, 2019, which was filed on September 26, 2019.
All forward-looking statements attributable to us or any persons acting on our behalf are expressly qualified in their entirety by these cautionary statements. All guidance and forward-looking statements in this press release are made as of the date hereof and we do not undertake any obligation to update any forecast or forward-looking statements whether as a result of new information, future events or otherwise, except as may be required by law.
Statement Concerning Non-GAAP Financial Measures
When reporting financial results, we use the terms Resort Reported EBITDA, Total Reported EBITDA, and Net Debt, which are not financial measures under accounting principles generally accepted in the United States of America (“GAAP”). Resort Reported EBITDA, Total Reported EBITDA, and Net Debt should not be considered in isolation or as an alternative to, or substitute for, measures of financial performance or liquidity prepared in accordance with GAAP. In addition, we report segment Reported EBITDA (i.e. Mountain, Lodging and Real Estate), the measure of segment profit or loss required to be disclosed in accordance with GAAP. Accordingly, these measures may not be comparable to similarly-titled measures of other companies. Additionally, with respect to discussion of impacts from currency, the Company calculates the impact by applying current period foreign exchange rates to the prior period results, as the Company believes that comparing financial information using comparable foreign exchange rates is a more objective and useful measure of changes in operating performance.
Reported EBITDA (and its counterpart for each of our segments) has been presented herein as a measure of the Company’s performance. The Company believes that Reported EBITDA is an indicative measurement of the Company’s operating performance, and is similar to performance metrics generally used by investors to evaluate other companies in the resort and lodging industries. The Company believes that Net Debt is an important measurement of liquidity as it is an indicator of the Company’s ability to obtain additional capital resources for its future cash needs. See the tables provided in the release dated March 9, 2019 for reconciliations of our measures of segment profitability and non-GAAP financial measures to the most directly comparable GAAP financial measures.